Exhibit 23.3


RP FINANCIAL, L.C.
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Financial Services Industry Consultants



                                                November 12, 1998


Gentlemen:

         We hereby consent to the use of our firm's name in the Form MHC-1, Form MHC-2 and Application on Form H-e(1) for Willow Grove Bank, Maple Glen, Pennsylvania, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Willow Grove Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Willow Grove Bancorp, Inc.


                                              Respectfully submitted,

                                              RP FINANCIAL, INC.

                                              /s/ James P. Hennessey

                                              James P. Hennessey
                                              Senior Vice President














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